SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report (date of earliest event reported):

May 13, 2003

LML PAYMENT SYSTEMS INC.

(Exact name of Registrant as specified in charter)
Yukon Territory (State or other jurisdiction of incorporation or organization)	0-13959 (Commission File No.)	###-##-#### (I.R.S. Employer Identification No.)

1680-1140 West Pender Street

Vancouver, B.C. V6E 4G1

(Address of principal executive offices)

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(604) 689-4440

(Registrant's telephone number, including area code)

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N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On May 13 and May 29, 2003 the Registrant issued news releases, copies of which are being filed as exhibits to this report.

Item 7. Financial Statements and Exhibits.

    Exhibits.

Exhibit 20.1 News release dated May 13, 2003 announcing the Registrant's licensee Global eTelecom has renewed their processing agreement with CardPayment Solutions.

Exhibit 20.2 News release dated May 29, 2003 announcing the Registrant's licensee Global eTelecom has been selected as the back end processor for Merchant Services Network's Electronic Check Conversion Program, Convert-A-Check.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

By:/s/ Carolyn Mosher

Carolyn Mosher

Corporate Secretary

Date: May 29, 2003